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                                                                   Exhibit 10.50

4th April 2005                                            Ulster Bank

PRIVATE & CONFIDENTIAL                             College Green Business Centre
----------------------                             P.O. Box 145
The Directors                                      33 College Green
Castle Brands Spirits Company Limited              Dublin 2
1st Floor
Victoria House
Haddington Rd                                      Telephone:  01 7025400
Dublin 4                                           Facsimile:  01 7025235

                                                   WWW.ULSTERBANK.COM

Dear Sirs,

Further to our recent discussions, I am pleased to advise the following facilities have been approved for your Company. The agreement is between Ulster Bank Ireland Limited ("UBIL") and Ulster Bank Ltd ("UB"), (together the "bank") and the Borrower specified below whereby the Bank agrees to make available to the Borrower the following facility/ies on the terms and subject to the conditions herein contained:

BORROWER:         THE ROARING WATER BAY SPIRITS COMPANY (GB) LTD
--------          ----------------------------------------------
FACILITY E:       OVERDRAFT                              UBL
FACILITY F:       LOAN                                   UBL
FACILITY G:       C&E GUARANTEE                          UBL

FACILITY E        OVERDRAFT ON CURRENT ACCOUNT
----------

AMOUNT:           Stg(pound)70,000 (Seventy thousand pounds sterLing)

NATURE/PURPOSE:   Overdraft on current account to meet working capital
                  requirements.

REVIEW DATE:      14th December 2005

INTEREST:         Interest accrues on the daily cleared debit balance at the
                  Bank's base rate + 2.25% per annum and is calculated on a 365-day basis. Interest is compoundable and is payable at the Bank's normal interest rests now quarterly in February, May, August and November at a rate subject to variation at the discretion of the Bank.

                  In the event of any change in rate, the Bank may notify the Borrower of the change by way of narrative in a statement relating to the account.

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REPAYMENTS:       The facility, including any implied overdraft facility, is at the pleasure of the Bank and the Bank may at any time demand repayment or reduce or restrict the overdraft facility as it sees fit without prior notice. It is a condition of agreement that the balance of the account fluctuates regularly to credit, in the normal course of trading and that such credit periods total a minimum of 30 days in aggregate in any one-year period.

SURCHARGES:       Overdrafts must operate within the authorized limit.
                  Unauthorized borrowings or excesses on agreed facilities, which occur or continue without formal arrangements carry an interest surcharge on the amount of the excess and for the duration thereof. This excess will be charged in addition to normal interest charges. The current interest surcharge rate on such excesses is 1% per month (12% per annum) for the period of such excesses, subject to a minimum charge of(pound)1 per month.

FACILITY F        LOAN
----------        ----

AMOUNT: EUR(pound)11,900 (Eleven thousand nine hundred pounds sterling).

NATURE & PURPOSE: Continuation of existing Loan account at reduced level, repayment on demand

REVIEW DATE:      14th December 2005

INTEREST:         Interest is payable on all Bank accounts at regular intervals to be decided upon by the Bank. The present charging period is quarterly in August, November, February and May at a rate subject to variation at the discretion of the Bank. The present rate applicable to this facility is the Bank's rate, plus 2.25% equating to a rate of 7.15% per annum variable as at today's date.

                  The under mentioned repayment includes an allowance for interest and in the event of a large upward movement in the interest rate the Bank, at its discretion will alter the repayments or alternatively make any adjustment necessary at the end of the term.

REPAYMENT:        In the absence of demand and assuming full drawdown,
                  repayments will continue at(pound)607.74 per month.

                  You have the option of repaying the outstanding balance at any time during the term of the loan. Also, this facility is subject to formal review in line with the annual review of your overdraft facility.

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FACILITY G        CUSTOMS & EXCHANGE GUARANTEE
----------        ----------------------------

AMOUNT: While the nominal amount of the Guarantee is for(pound)45,000 it is understood that the Bank's risk is double this amount i.e.(pound)90,000.

NATURE & PURPOSE: Continuation of existing Guarantee facility in respect of the deferment of duties, taxes, levies and charges or any amounts due to HM Customs & Excise

REVIEW/EXPIRY:    This facility may be withdrawn on the demand being made by the
                  Bank subject to 7 days' written notice given by the Bank to HM
                  Customs & Excise. Alternatively the facility will be reviewed by 14th December 2005.

FEE: A fee of 1% per annum on the nominal amount of the Guarantee is applicable. This charge will continue to be debited to your account in four quarterly tranches of(pound)112.50 with the next payment falling due 28.02.05.

GENERAL CONDITIONS
------------------

1. Financial - Audited Accounts for this company and Castle Brands Inc. are to be made available to the Bank within three months of the Company's financial year-end together with confirmation from your auditors that the Company's taxation affairs are up to date.

2. Management Accounts are to be provided quarterly within one-month of the quarter end.

3. All fees incurred in the taking of the security referred to above will be payable by the borrower.

4. In the event of the Bank being made aware that there has been a material adverse change in the financial position of the company so as to prejudice repayment capacity, the Bank reserves the right to cancel these facilities and in such events all amounts due plus interest would be payable immediately.

5. In the event that any or all of these facilities shall become due and payable to the Bank, whether following formal demand by the Bank or otherwise, interest shall accrue and be payable on such liabilities on a compound basis until fully discharged.

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I am pleased to have the opportunity to arrange these facilities for you and hope that the terms and conditions I have outlined are acceptable to the Company. If so, PLEASE CONFIRM THIS BY SIGNING AND RETURNING THE ENCLOSED COPY OF THIS LETTER AT YOUR EARLIEST CONVENIENCE. I would like to take this opportunity to wish the company continued success in the development of your business.

Yours faithfully

/s/ Brian Hunt
Brian Hunt
Senior Manager

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ACCEPTANCE
We confirm acceptance of the facilities outlined in your letter dated the 4th April 2005 under the terms and conditions stated therein.

/S/ DAVID PHELAN                                               7/4/05
----------------------------                                ------------
Director                                                        Date

/s/ MARK MURPHY                                                7/4/05
----------------------------                                ------------
Director                                                        Date
Financial Controller

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